NS GROUP, INC.                                                      EXHIBIT 10.1

               AMENDMENT NO. 1 TO FINANCING AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO FINANCING AGREEMENT AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of the 19th day of May, 2003, by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT"), CIT as agent for the Lenders (the "Agent"), any other party which now or hereafter becomes a lender hereunder (collectively the "Lenders"), NEWPORT STEEL CORPORATION, a Kentucky corporation ("Newport" and individually, a "Company"), and KOPPEL STEEL CORPORATION, a Pennsylvania corporation ("Koppel", and individually a "Company" and collectively Newport and Koppel, the "Companies").

                                    RECITALS

         A. The Companies are the borrowers under that certain Financing and Security Agreement dated as of March 29, 2002 (the "Financing Agreement") among the Lenders, the Agent, and the Companies.

         B. The Companies have advised the Agent that the Companies desire to repay the Senior Note Debt in full and amend the Financing Agreement to increase Availability thereunder.

         C. The Agent and Lenders have agreed to the Companies' request on the terms and conditions set forth in the Amendment.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Companies, the Agent and the Lenders hereby agree as follows:

         1.  INCORPORATION BY REFERENCE.

         (a) The foregoing Recitals are incorporated into this Amendment by reference as if set forth in full in the body of this Amendment.

         (b) Capitalized terms used in this Amendment and not expressly defined herein shall have the meanings given to such terms in the Financing Agreement.

         2. AMENDMENTS TO FINANCING AGREEMENT. Effective upon complete satisfaction of the conditions set forth in Section 3 below:

         2.1 The following definitions appearing in Subsection 1 of the Financing Agreement are amended and restated in their entirety as follows:

                  "ACCOUNTS shall mean any and all of each Company's present and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, any of the Companies' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under a trade name or style of any of the Companies, or through any of the Companies' divisions; (b) instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors of any of the Companies; and (j) cash and non-cash Proceeds of any and all of the foregoing."

                  "COLLATERAL shall mean all present and future Accounts, Equipment, Inventory and other Goods, Documents of Title, General Intangibles (to the extent permitted under the documentation granting such rights or applicable law), Investment Property and Real Estate, and the Other Collateral; provided, however, that with respect to Koppel, the Collateral shall not include the property of Koppel subject to a security interest in favor of Beaver County Corporation for Economic Development ("CED") as described in that certain UCC financing statement showing Koppel as debtor and CED as secured party and filed with Beaver County, Pennsylvania, file number MBV1418 PG 804."

                  "EARLY TERMINATION FEE" shall: (a) mean the fee the Agent on behalf of the Lenders is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit or this Financing Agreement on or on a date prior to the fourth Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) one percent (1.0%) if the Early Termination Date occurs on or before the second Anniversary Date, (y) one half percent (0.5%) if the Early Termination Date occurs after the second Anniversary Date but on or before the third Anniversary Date; and (z) one quarter percent (0.25%) if the Early Termination Date occurs after the third Anniversary Date but on or prior to the fourth Anniversary Date."

                  "GENERAL INTANGIBLES" shall mean, as to each Company, all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises,
         (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) commercial tort claims and (k) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash Proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any of the Companies and any licensee of any of the Companies' General Intangibles."

                  "GOODS shall mean present and hereafter acquired "Goods", as defined in the UCC, together with all Proceeds thereof of whatever sort."

                  "PERMITED INDEBTEDNESS" shall mean, with respect to the Companies, the Guarantors and their respective subsidiaries, on a consolidated basis: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, Equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under the Letters of Credit and this Financing Agreement; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) Indebtedness (including, without limitation, Indebtedness pursuant to Capital Leases) incurred to finance permitted Capital Expenditures; (f) Indebtedness issued pursuant to interest rate protection agreements;
         (g) Indebtedness (including, without limitation, Indebtedness incurred in connection with Acquisitions permitted pursuant to the provisions of this Financing Agreement) in an aggregate principal amount not to exceed $100,000,000 outstanding at any time that is either unsecured or is secured by property of the Companies, the Guarantors or their respective subsidiaries other than assets constituting Collateral, provided that the holder of any such secured Indebtedness of $5,000,000 or more shall have executed and delivered to Agent an intercreditor agreement acceptable to Agent in its commercially reasonable discretion; (h) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent and the Lenders or otherwise disclosed to the Agent and the Lenders in writing prior to the Closing Date; (i) any extension, renewal or replacement of any of the Indebtedness set forth in the foregoing clauses (g) and (h) so long as Indebtedness incurred pursuant to clause (g) together with any extension, renewal or replacement of such Indebtedness, in the aggregate, does not exceed $100,000,000 outstanding at any time; and (j) such other Indebtedness as Agent and Required Lenders may hereafter approve in writing."

                  "REAL ESTATE" shall mean real property described on Schedule
         2.1 attached hereto and any other real property acquired by any of the Companies and subjected to a Mortgage."

                  2.2      The definition of "Borrowing Base" set forth in
Section 1 is amended by deleting the reference to the monetary amount of "$20,000,000" set forth in the last line and inserting in its place the monetary amount of $5,000,000".

                  2.3      The definition of "Documentation Fee" set forth in
Section 1 is amended by inserting the parenthetical "(and standard fees of CIT's in house counsel)" immediately after the reference to "Agent's standard fees" set forth in the first line.

                  2.4 The definition of "Eligible Accounts Receivable" set forth in Section 1 is amended by inserting the words "from the sale of Inventory or the rendition of services" in the second line immediately after the words "Company's Accounts arising".

                  2.5      The definition of "Interest Rate Margin" set forth in
Section 1 is amended by deleting the table set forth therein and inserting in its place the following table:

  AVERAGE CREDIT EXPOSURE           CHASE RATE MARGIN     LIBOR MARGIN
----------------------------------------------------------------------
$0.00 to $15,000,000                      1.00%               2.50%
------------------------------------------------------------------
$15,000,001 to $30,000,000                1.00%               2.50%
------------------------------------------------------------------
$30,000,001 to $40,000,000                1.25%               3.00%
------------------------------------------------------------------
$40,000,001 to $45,000,000                1.75%               3.25%
==================================================================

                  2.6      The definition of "Other Collateral" set forth in
Section 1 is amended by deleting the phrase "constituting Proceeds of Collateral" in the fourth line immediately after the words "other monies and property".

                  2.7 The definition of "Out-of-pocket Expenses" set forth in Section 1 is amended by deleting the period at the end of the definition and adding the following language:

                  ", all fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom whether incurred before, during or after the termination of this Financing Agreement or the commencement of any case with respect to any of the Companies or Guarantors under the United States Bankruptcy Code or any similar statute; and title insurance premiums, real estate survey costs, note taxes, intangible taxes and mortgage or recording taxes and fees."

                  2.8 The definition of "Permitted Encumbrances" set forth in Section 1 is hereby amended by deleting clause (h) in its entirety and renaming clauses (i), (j), (k) and (l) thereof as clauses "(h)", "(i)" "(j)", and "(k)" respectively.

                  2.9 The definition of "Revolving Line of Credit" set forth in Section 1 is amended by deleting the reference to the monetary amount of $50,000,000 set forth in the last line, and inserting in its place the monetary amount of "$45,000,000."

                  2.10     The following new definitions shall be inserted into
Section 1 of the Financing Agreement at the appropriate alphabetical location:

                  "EBITDA shall mean, in any period, all earnings of the Companies and Guarantors determined on a consolidated basis for said period before all interest, tax obligations and depreciation and amortization expense of the Companies and Guarantors determined on a consolidated basis for said period, all determined in conformity with GAAP on a basis consistent with the latest audited financial statements of the Companies and the Guarantors determined on a consolidated basis, but excluding the effect of extraordinary and/or nonrecurring gains or losses for such period.

                  MORTGAGES shall mean all mortgages and deeds of trust executed and delivered by the Companies in favor of the Agent for the benefit of the Lenders covering the Real Estate."

                  2.11 Paragraph (c) of Section 3.6 of the Financing Agreement is amended by deleting (i) the words "subordinated to the Senior Note Debt to the extent expressly required under the Senior Note Indenture and otherwise" set forth in clause (A) of Section 3.6(c), and (ii) the words "and subordinated to the Senior Note Debt to the extent expressly required by the Senior Note Indenture" set forth at the end of clause (B) of Section 3.6(c).

                  2.12 Section 5.1 of the Financing Agreement is amended by deleting the words "subordinated to the Senior Note Debt to the extent expressly required by the terms of the Senior Note Indenture, and otherwise" set forth in the proviso at the end of Section 5.1.

                  2.13 Section 6.1 of the Financing Agreement is amended and restated in its entirety to read as follows:

                  "6.1     GRANT OF SECURITY INTEREST. As security for the
         prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to the Agent, for the benefit of the Lenders, a continuing general lien upon and security interest in all of the Collateral."

                  2.14 Paragraph (a) of Section 6.2 of the Financing Agreement is amended by adding the following words at the end thereof:

                  ", and if any Collateral is Equipment, whether any Company's interest in such Equipment is as owner, lessee or conditional vendee".

                  2.15 Section 6.2 of the Financing Agreement is further amended by adding thereto the following as a new paragraph (c) appearing immediately after paragraph (b) of Section 6.2 as follows:

                  "(c)     All Equipment whether the same constitutes personal
         property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment, other than Equipment of Koppel expressly excluded from the definition of Collateral."

                  2.16 Section 6.4 of the Financing Agreement is amended and restated in its entirety to read as follows:

                  "6.4.    PERMITTED ACQUISITION. Neither Company shall nor
         shall any Guarantor (collectively, the "Loan Parties" and individually a "Loan Party") acquire another Person or substantially all of the assets of another Person or make an Investment in another Person (any of the foregoing, an "Acquisition") except in accordance with and subject to the provisions of this subsection 6.4 and provided that such Loan Party satisfy the following minimum requirements (unless waived or otherwise permitted by Agent):

         (a) The Agent shall receive not less than fifteen (15) Business Days' prior written notice of such Acquisition, which notice shall include a reasonably detailed description of the proposed terms of such Acquisition and identify the anticipated closing date thereof;

         (b) No Event of Default shall exist prior to or after giving effect to such Acquisition and the incurrence of any Revolving Loans or other Indebtedness in connection therewith;

         (c) Such Loan Party shall cause the Person acquired in any such Acquisition (the "Target") to guarantee the Obligations by executing and delivering a guaranty substantially in the form and substance as the Guaranties delivered by the Guarantors on the Closing Date;

         (d)      Such Target shall grant to Agent for the benefit of Lenders
                  (i) a first priority perfected security interest in its accounts receivable and inventory, and (ii) unless otherwise consented to by the Required Lenders (such consent not to be unreasonably withheld) or unless there is a valid pre-existing lien on such asset (i.e., a lien in effect prior to consummation of the Acquisition), a first priority perfected security interest in all other assets constituting Collateral, subject to Permitted Encumbrances securing Permitted Indebtedness; and

         (e) The Companies or Guarantors shall obtain the Required Lenders' prior written consent for the Acquisition in the event that:

                  (i) excess Availability hereunder is less than $15,000,000 (taking into account the $5,000,000 reserve established in clause (c) of the definition of Borrowing Base): (x) on average for the thirty day period preceding any such Acquisition; (y) on the date of such Acquisition after giving effect to any such Acquisition; and (z) on average for the thirty day period following any such Acquisition after giving effect to any such Acquisition. Such excess Availability requirement also requires that all of the Companies' debts, obligations and payables are then current consistent with past payment practices of the Companies;

                  (ii)     the Target is acquired in a stock acquisition, or

                  (iii)    the acquired assets include real estate;

                  provided however, that consent pursuant to clauses (ii) and
                  (iii) hereof will not be unreasonably withheld.

                  In the event that the Required Lenders decline to give consent under either subsection (d)(ii) or subsections (e)(ii) or (e)(iii) of this Section 6.4, the Agent and Lenders hereby agree that the Companies shall have the right (but not the obligation) to terminate the Financing Agreement without being required to pay the Early Termination Fee.

                  For purposes of this Section 6.4, "Investment" means any direct or indirect purchase or other acquisition by a Loan Party of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person such that, after giving effect thereto, such Loan Party is able to control the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise."

                  2.17 Section 6.8 of the Financing Agreement is amended and restated in its entirety to read as follows:

                  "6.8     GENERAL INTANGIBLES. Each of the Companies agrees to
         maintain its rights in, and the value of, all General Intangibles necessary for such Company to operate its business, and shall make when due all payments required with respect to any licensed rights. Each of the Companies shall provide the Agent with adequate notice of the acquisition of rights with respect to any additional Patents, Trademarks and Copyrights so that the Agent may, to the extent permitted under the documentation granting such rights or applicable law, perfect the security interests of the Agent, for the benefit of the Lenders, in such rights in a timely manner."

                  2.18 Section 6 of the Financing Agreement is amended by adding thereto the following as new Sections appearing immediately after Section
6.8 as follows:

                  "6.9     EQUIPMENT. The Companies agree at their own cost and
         expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Except as otherwise permitted herein, the Companies also agree to safeguard, protect and hold all Equipment for the account of the Agent, on behalf of the Lenders, and make no sale, transfer, lease or other disposition thereof unless the Companies first obtain the prior written approval of the Agent. All proceeds of any such sale, transfer, lease or other disposition shall not be commingled with any of the Companies' other property, but shall be segregated, held by the Companies in trust for the Agent, on behalf of the Lenders, as the Lenders' exclusive property, and shall be delivered immediately by the Companies to the Agent in the identical form received by the Companies by deposit to the Depository Account, for application to the Obligations in such manner as the Agent shall elect. The security interests of the Agent shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchanges and dispositions. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything set forth herein to the contrary, the Companies may sell, exchange or otherwise dispose of: (i) the "Excluded Equipment" set forth in Exhibit B, pages 74-81 of the NS Group, Inc. Machinery and Equipment Summary and Appraisal dated April, 2003, provided that the proceeds of such sales and dispositions net of all costs, fees, expenses and taxes incurred with respect to such disposition are delivered to the Agent in accordance with the foregoing provisions of this Section 6.9; and (ii) other obsolete Equipment or Equipment no longer needed in the Companies' operations, provided that the then book value of the Equipment so disposed pursuant to clause (ii) herein does not exceed $500,000 in the aggregate in any fiscal year; and the proceeds of such sales and dispositions net of all costs, fees, expenses and taxes incurred with respect to such disposition are delivered to the Agent in accordance with the foregoing provisions of this Section 6.9, except that the Companies may retain and use such proceeds to promptly purchase replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; and provided further that the aforesaid rights set forth in clauses (i) and (ii) herein shall automatically cease upon the occurrence of an Event of Default which is not waived."

                  6.10 MORTGAGES. This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by the Mortgages. Unless otherwise consented to by the Required Lenders (such consent not to be unreasonably withheld) or unless there is a valid pre-existing mortgage or deed of trust on such real estate (i.e., a mortgage or deed of trust in effect prior to consummation of an acquisition), each of the Companies shall execute and deliver to the Agent, for the benefit of the Lenders, from time to time, a mortgage or deed of trust (as appropriate) in form and substance reasonably satisfactory to the Agent on any real estate acquired by such Company after the date hereof, subject only to Permitted Encumbrances securing Permitted Indebtedness and those exceptions of title as set forth in a title insurance policy for such real estate that are reasonably satisfactory to the Agent.

                  6.11 COMMERCIAL TORT CLAIMS. Each of the Companies represents and warrants that it holds no interest in any commercial tort claim, other than the claims described on Schedule 7.1. If any of the Companies shall at any time hold or acquire a commercial tort claim, such Company shall immediately notify the Agent in a writing signed by the Company of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof for the benefit of the Lenders, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

                  6.12 LETTER OF CREDIT. If any of the Companies is or becomes a beneficiary under a letter of credit now or hereafter issued for the benefit of such Company, such Company shall promptly notify the Agent. Upon request by the Agent, the Company shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (a) cause the issuer of such letter of credit to consent to the assignment of the proceeds of such letter of credit to the Agent or (b) cause the issuer of such letter of credit to name the Agent as the transferee beneficiary of such letter of credit."

                  2.19 Section 7.1 of the Financing Agreement is amended by deleting clauses (vii) and (viii) in their entirety.

                  2.20 The second sentence of Paragraph (a) of Section 7.5 of the Financing Agreement is amended and restated in its entirety as follows:

                  "All policies covering Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender", or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Equipment and Inventory and to any payments to be made under such policies."

                  2.21 The last sentence of Section 7.3 of the Financing Agreement is amended and restated in its entirety as follows:

                  "In addition to the foregoing, Agent may require the Companies to obtain and deliver to Agent (or Agent may obtain, at the Companies' expense) Inventory and/or Equipment appraisal reports in form and substance and from appraisers satisfactory to Agent; provided however, that absent the occurrence and continuance of a Default or an Event of Default (in which instances the limitations set forth herein shall not apply), the Companies shall be responsible for the cost and expenses of the Agent with respect to no more than two Inventory appraisals and two Equipment appraisals during any calendar year."

                  2.22 Paragraph (b) of Section 7.5 of the Financing Agreement is amended by adding the symbol "(i)" appearing immediately after the "(b)" and before the words "In the event of any loss . . .", and adding the following new paragraphs at the end of the existing paragraph as follows:

                  "(ii) In the event any part of any of the Companies' Real Estate or Equipment is condemned or damaged by fire or other casualty and the insurance or condemnation proceeds for such condemnation, damage or other casualty (the "Casualty Proceeds") is less than or equal to $2,000,000, the Agent shall promptly apply such Casualty Proceeds to reduce the Revolving Loan.

                  (iii) So long as no Event of Default shall have occurred and remain outstanding, the Companies have sufficient business interruption insurance to replace the lost profits with respect to any facility, and the Casualty Proceeds are in excess of $2,000,000, the Companies may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such condemnation, fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Casualty Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Casualty Proceeds to the payment of the Obligations in such manner and in such order as the Agent reasonably may elect.

                  (iv) If the Companies elect to use the Casualty Proceeds for the repair, replacement or restoration of any Real Estate or Equipment,
         x) proceeds of insurance on Equipment or Real Estate will be applied to the reduction of the Revolving Loans and y) the Agent may set up a reserve against Availability for an amount equal to the proceeds referred to in clause x) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith.

                  (v) The Companies agree to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection herewith."

                  2.23 The second sentence of Section 7.8 is amended by deleting the phrase "President, Vice President, Controller, or Treasurer" therein and inserting in its place the phrase "President, Vice President, Controller, Treasurer, or Assistant Treasurer".

                  2.24 Paragraph (f) of Section 7.9 is amended and restated in its entirety to read as follows:

                  "(f) Declare or pay any dividend or distribution of any kind on, or purchase, acquire, redeem or retire, any of its equity interests (of any class or type whatsoever), whether now or hereafter issued and outstanding;"

                  2.25 Section 7.10 is amended by inserting the phrase "Guarantors, and their respective subsidiaries," immediately after the word "Companies," in the second line of the Section 7.10.

                  2.26 Section 7.17 is amended and restated in its entirety to read as follows:

                  "7.17    INTENTIONALLY OMITTED."

                  2.27 Section 7 of the Financing Agreement is amended by adding thereto the following as a new section appearing immediately after
Section 7.19 as follows:

                  "7.20    MINIMUM EBITDA.

                  (a) The Companies shall not permit EBITDA to be less than the amounts specified below for the months (taken as a single period) specified below and shall cause to be prepared and furnished to Agent a compliance certificate, in form and substance satisfactory to Agent, executed by an authorized financial or accounting officer of the Companies, demonstrating compliance with this covenant:

       "PERIOD                                          EBITDA
       -------                                          ------
Three months ending
June 30, 2003                                        $(6,000,000)
Three months ending
July 31, 2003                                        $(4,500,000)
Three months ending
August 31, 2003                                      $(2,800,000)
Three months ending
September 30, 2003                                   $(1,100,000)
Three months ending
October 31, 2003                                     $   450,000
Three months ending
November 30, 2003                                    $ 1,700,000
Three months ending
December 31, 2003 and
 for each three-month rolling
 period ending at the end of each
 month thereafter                                    $ 2,500,000

                  (b) In the event that the Companies fail to meet the minimum EBITDA set forth above for any period, such failure shall not be deemed to be an Event of Default (i) so long as the Companies have timely provided the month-end financial statements required by Section
         7.8 of this Financing Statement, and (ii) excess Availability hereunder is $12,500,000 or greater (taking into account the $5,000,000 reserve established in clause (c) of the definition of Borrowing Base). Agent shall have the right to increase the reserve against Availability established in clause (c) of the definition of Borrowing Base from $5,000,000 to $12,500,000 during any period in which the Companies and Guarantors (x) fail to maintain the minimum EBITDA for such period, or
         (y) fail to timely provide the compliance certificates required by this covenant or the month-end financial statements required by Section 7.8 of this Financing Agreement.

                  2.28 Section 8.3 of the Financing Agreement is amended by deleting the reference to the numerical amount of "one and three quarter percent (1.75%)" set forth in the third line, and inserting in its place the numerical amount of "two and one quarter percent (2.25%)."

                  2.29 Paragraph (e) of Section 10.1 of the Financing Agreement is amended by inserting the words "and 7.20" immediately after the number "7.17" and immediately before the word "hereof" at the end of Section 10.1.

                  2.30 Paragraph (i) of Section 10.1 of the Financing Agreement is amended by deleting the words "(x) Senior Note Debt or (y) any other" in the second and third lines of Paragraph (i).

                  2.31 Schedule 2.1, Bailee Locations and Leased and Owned Real Estate, and Schedule 7.1, Collateral and the Companies' Information, to the Financing Agreement are deleted, and substituted in their place are new Schedules 2.1 and 7.1, and new Schedule 1, Permitted Liens, is added in its numerically proper place, all such Schedules in the forms attached hereto as Schedules 1, 2.1 and 7.1 respectively.

                  3. CONDITIONS. The terms of Section 2 above shall become effective only when each of the following conditions have been completely satisfied as determined by Agent in its sole and absolute discretion (the date of such satisfaction being hereinafter referred to as the "Effective Date").

                  3.1 DOCUMENTS. Agent shall have received each of the agreements, instruments and other documents set forth on Exhibit A, attached hereto and made a part hereof, properly executed (where necessary) in each case in form and substance acceptable to Agent in its sole and absolute discretion.

                  3.2 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. As of the date of this Amendment and as of the Effective Date, the representations and warranties contained herein and in the Financing Agreement shall be true and complete in all material respects (both immediately before and after giving effect to consummation of the transactions contemplated hereby), and no Default or Event of Default thereunder shall exist.

                  3.3 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all agreements, instruments, certificates and other documents relating thereto shall be in form and substance satisfactory to Agent, as determined in its sole and absolute discretion.

                  3.4      SENIOR NOTE DEBT. The Senior Note Indenture shall be:
(i) terminated; (ii) all notes and obligations of the Companies, Parent, and/or other Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the Revolving Loans to be made under the Financing Agreement pursuant to Section 4.4 of this Amendment; and (iii) all mortgages, liens or security interests in favor of the Senior Note Indenture Trustee and the note holders under the Senior Note Indenture on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

                  3.5 PROJECTIONS. The Agent shall have received, reviewed and been satisfied with quarterly cash budget projections prepared by each of the Companies for a 12-month period following the date hereof.

                  3.6 FEES. All fees and out of pocket expenses required to be paid to the Agent and each Lender on or prior to the Effective Date shall have been paid in full, including, without limitation: (i) the legal fees of in-house counsel for the Agent incurred in connection with the documentation and negotiation of this Amendment and the other agreements relating hereto, as well as the consummation of the transactions contemplated by this Amendment and such other agreements, (ii) all UCC search and filing fees, other filing fees, recording taxes and similar fees, if any, incurred by the Agent in connection with this Amendment, (iii) all title insurance premiums, mortgage or recording taxes, and other costs incurred by the Agent in connection with the Mortgages, and (iv) and all fees pursuant to the Fee Letter dated as of the date of this Amendment between the Companies and Agent.

                  3.7 PAYOFF OF THE PROVIDENT BANK. The Agent will have purchased The Provident Bank's share of the Loans pursuant to Section 14.11 of the Financing Agreement.

                  3.8 UCC. All UCC financing statements and similar documents required to be filed in order to create in favor of the Agent, for the benefit of the Lenders a first priority perfected security interest in the Collateral of the Companies (to the extent that such a security interest may be perfected by a filing under the UCC or applicable law) subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required. The Agent shall have received (i) acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made), and
(ii) evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

                  3.9 AMENDED AND RESTATED SECURITY AGREEMENTS. Each Guarantor shall have executed and delivered to the Agent Amended and Restated Security Agreements that grant to Agent for the benefit of Lenders, security interests in all of the personal property of such Guarantor of the same type and kind as the Collateral, on which Agent does not currently hold a first priority perfected security interest pursuant to the Financing Agreement (collectively, the "Additional Guarantor Collateral"). Agent shall have filed all UCC financing statements and similar documents required to be filed in order to create in favor of the Agent a first priority perfected security interest in the Additional Guarantor Collateral (to the extent that such a security interest may be perfected by a filing under the UCC or applicable law), subject only to such encumbrances as would create for Agent a security interest in the Additional Guarantor Collateral with the same priority as that held by the Senior Note Indenture Trustee as of the date hereof. The Agent shall have received (i) acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made), and (ii) evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

                  4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANIES AND THE AGENT.

                  4.1 In order to induce the Agent and the Lenders to enter into this Amendment, the Companies (where appropriate) jointly and severally represent and warrant to the Agents and the Lenders that: (a) each of the Companies has full power, authority and legal right to execute, deliver and perform this Amendment, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary organizational action; (b) this Amendment has been duly executed and delivered by each of the Companies and constitutes the legal, valid and binding obligation of the each of the Companies, enforceable in accordance with its terms; (c) the execution and delivery of this Amendment by the Companies does not violate any term, provision or condition of, or constitute a default under, any loan agreement, mortgage, deed of trust, note, security agreement, pledge agreement, lease or indenture to which any of the Companies is a party or by which any of the Companies' assets are bound; and (d) each of the new Schedules 1, 2.1 and 7.1 attached hereto correctly and completely set forth the subject matter of each such Schedule as of the date of this Amendment.

                  4.2 In addition to the representations and warranties set forth above, the Companies jointly and severally reaffirm and remake all representations and warranties made by the Companies in the Financing Agreement, effective as of the date of this Amendment, and the Companies hereby confirm that, as of the date hereof, (i) they have no offsets, counterclaims or defenses to the payment of the Obligations and (ii) the Lenders and the Agent have fully performed their respective obligations under the Financing Agreement and the other Loan Documents.

                  4.3 In addition to the Companies' obligations pursuant to the provisions of Section 7.14 of the Financing Agreement, the Companies acknowledge and agree that, if at any time prior to the completion of syndication, CIT determines that it will be unable to sell down the Revolving Line of Credit to CIT's desired hold position, CIT reserves the right, after consultation with the Companies, to adjust, as CIT may deem appropriate in order to effect a successful syndication to such desired hold position: (i) pricing, and/or (ii) the advance rates, any such adjustment to advance rates to be determined pursuant to the net orderly liquidation value of the Companies' gross Inventory as set forth in the most recent periodic appraisal conducted by an appraiser acceptable to CIT.

                  4.4 Notwithstanding any provision of the Financing Agreement to the contrary, so long as no Event of Default then exists other than a Default caused by failure to maintain the $20,000,000 reserve established in clause (c) of the definition of Borrowing Base, the Companies may repay the Senior Note Debt in full (provided that after giving effect to such payment, the Companies shall have excess Availability under the Financing Agreement of not less than $10,000,000.

                  4.5 Concurrent with the execution of this Amendment, the Companies, Guarantors and CIT will execute and deliver a pre-filing authorization substantially in the form attached to this Amendment as Exhibit B:
(i) authorizing CIT to file financing statements under the Uniform

Commercial Code in any jurisdictions and offices deemed necessary or desirable by CIT in connection with the anticipated perfection of any security interest or lien to be granted to CIT in any of the documents, agreement, instruments and other written matter entered into or prepared in connection with this Amendment;
(ii) acknowledging that all such additional liens granted pursuant to this Amendment are not and shall not be effective until the Senior Notes are paid in full; and (iii) providing that CIT will immediately terminate all such financing statements filed in connection with this Amendment in the event that satisfaction of the conditions set forth in Section 3 does not occur on or before July 31, 2003.

                  4.6 Not later than three months following the Effective Date, the Companies and the Guarantors, excluding NK Management, shall have provided the Agent (or to an agent of the Agent or to an agent of the title insurance company satisfactory to Agent) the Mortgages, in form and substance satisfactory to Agent in its sole discretion. Failure to comply with this requirement shall constitute an Event of Default under the Financing Agreement. The Agent and the Lenders acknowledge and agree that they will not hold a mortgage on the real estate owned by NK Management identified in Subsection B of
Schedule 1 to the Security Agreement dated as of March 29, 2002 by and among, Agent, Erlanger and NK Management or the real estate owned by Koppel and subject to a mortgage in favor of CED.

                  4.7 Concurrent with the execution of this Amendment, the Companies will execute and deliver the Fee Letter.

                  4.8 On or before five (5) business days after the parties have executed this Amendment, the Agent will exercise its rights pursuant to
Section 14.11 of the Financing Agreement to purchase The Provident Bank's share of the Loans.

                  5. REFERENCE TO AND EFFECT OF AMENDMENT; RESERVATION OF THE AGENTS' AND THE LENDERS' RIGHTS.

                  5.1 Upon the effectiveness of this Amendment, (i) each reference in the Financing Agreement to "this Financing Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import, shall mean and be a reference to the Financing Agreement as amended hereby, (ii) each reference to the Financing Agreement in the Promissory Notes and in any other document, instrument or agreement executed and/or delivered by the Companies in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement, as amended hereby, and (iii) each reference to the Promissory Notes, Guaranties, Security Agreements, and any other document, instrument or agreement executed and/or delivered by the Companies or Guarantors in connection with this Amendment shall mean and be a reference to such Promissory Notes, Guaranties, Security Agreements or any such other document, instrument or agreement, as amended in connection with this Amendment.

                  5.2 Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Financing Agreement, nor constitute a waiver of noncompliance with, or a modification of, any term or provision contained therein.

                  5.3 Except as expressly modified by this Amendment, all of the terms and provisions of the Financing Agreement are and shall remain in full force and effect, and shall apply with such force and effect to this Amendment, and the Agent and the Lenders hereby expressly reserve all rights, remedies, powers and privileges contained in the Financing Agreement and in any other document executed and/or delivered by the Companies pursuant thereto.

                  6. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS.

                  7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  8. WAIVER OF SURETYSHIP DEFENSES. Each Company agrees that the payment or performance of any of the Obligations by such Company shall not in any way operate, or be construed or interpreted, as a waiver or release of the joint and several liability of any other Company under the Financing Agreement. In addition, each Company agrees that its liability to the Agents and the Lenders under the Financing Agreement shall not be affected or reduced in any way by (a) any defense, offset or counterclaim which may at any time be available to or be asserted by any other Company against the Agents and/or the Lenders, (b) any defense available to such Company based upon its status as a secondary obligor for any of the Obligations (all of which defenses the Companies hereby expressly waive), or (c) any other event or circumstance whatsoever which may constitute an equitable or legal discharge of a surety or a guarantor.

                            [SIGNATURE PAGE FOLLOWS]

      [SIGNATURE PAGE TO AMENDMENT NO. 1 FINANCING AND SECURITY AGREEMENT]

BORROWERS:

NEWPORT STEEL CORPORATION, a                   KOPPEL STEEL CORPORATION, a
Kentucky corporation                           Pennsylvania corporation

By: /s/ Thomas J. Depenbrock                   By: /s/ Thomas J. Depenbrock
    --------------------------------               -----------------------------
Name: Thomas J. Depenbrock                     Name: Thomas J. Depenbrock
Title: Treasurer                               Title: Treasurer

NS GROUP, INC., a Kentucky corporation,
solely with respect to amendments to
subsections 6.4, 6.8 and 7.17 of the
Financing Agreement

By: /s/ Thomas J. Depenbrock
    --------------------------------
Name: Thomas J. Depenbrock
Title: Vice President, Treasurer

AGENT AND LENDERS:

THE CIT GROUP/BUSINESS CREDIT,
INC., as Agent and a Lender

By: /s/ Glenn P. Bartley
    --------------------------------
Name: Glenn P. Bartley
Title: Vice President

                                    EXHIBIT A

                              Conditions Precedent

The following is a list of the principal documents and deliveries to be received by the Agent and the undertakings to be satisfied on or before the effectiveness of this Amendment:

AMENDMENTS TO EXISTING LOAN DOCUMENTS

1. Amendment No. 1 to Financing and Security Agreement among the Agents, the Lenders and the Companies, together with the following Exhibits and Schedules duly executed and delivered by the Companies, Agent, and each Lender:

Exhibit A - Conditions Precedent

Schedule 1 - Permitted Liens

Schedule 2.1 - Bailee Locations, Owned and Leased Real Estate

Schedule 7.1 - Collateral and Company Information

2. Amended and Restated Revolving Credit Promissory Note, duly executed and delivered by the Companies

3. UCC Fixture Filings on equipment (as appropriate) and UCC Financing Statement Amendments filed against the Companies and the Guarantors, amending the collateral descriptions:

         (a) NS Group, Inc.:        Kentucky, Secretary of State

         (b) Newport Steel:         Kentucky, Secretary of State

         (c) Koppel Steel:          Pennsylvania, Department of State

         (d) Erlanger:              Oklahoma County, Oklahoma

         (e) NK Management          Kentucky, Secretary of State

ADDITIONAL SECURITY DOCUMENTS

4. Reaffirmation of Guaranty and Consent duly executed and delivered by Parent, Erlanger and NK Management

5. Amended and Restated Security Agreement and Schedule 1, duly executed and delivered by Parent and Agent

6. Pledge Agreement, together with stock certificates and blank stock powers, duly executed and delivered by Parent, covering all capital stock owned by Parent in the Companies and the other Guarantors

7. Intellectual Property Security Agreement(s) duly executed and delivered by the Companies and Guarantors, as appropriate

8. Amended and Restated Security Agreement and Schedule 1, duly executed and delivered by Erlanger, NK Management and Agent

9. Updated UCC, tax, mechanics lien, judgment and pending litigation searches, as follows:

         (a) with respect to Parent, from the Secretary of State of Kentucky and the Campbell Co., KY recorder's office;

         (b) with respect to Newport Steel, from the Secretary of State of Kentucky and the Campbell Co., KY recorder's office;

         (c) with respect to Koppel Steel, from the Department of State of Pennsylvania, the Beaver Co., PA and Chambers Co., TX recorder's office;

         (d) with respect to Erlanger, the County Clerk-Central Filing Office, Oklahoma and the Oklahoma Co., OK and the Rogers Co., OK recorder's office

         (e) with respect to NK Management, from the Secretary of State of Kentucky, and the Boone Co., KY recorder's office

REAL ESTATE DOCUMENTS/DELIVERIES

10. Title insurance policies and surveys for each parcel of Real Estate owned by the Companies or the Guarantors excluding NK Management

11. Mortgages for each parcel of Real Estate referenced in item #10 above, duly executed and delivered by the appropriate party

12. Fixture filings

CORPORATE DOCUMENTS/DELIVERIES

13 . Officer's Closing Certificate, executed by an authorized officer of each of the Companies

14. Secretary's Certificate of Parent regarding resolutions of Parent's board of directors and incumbency and signatures of Parent's officers

15. Secretary's Certificate of each of Erlanger and NK Management regarding resolutions of each Guarantor's board of directors and incumbency and signatures of each Guarantor's officers

16. Certificates of Good Standing as follows:

         (a) Newport Steel - Kentucky and Texas Indiana Secretary of State,

         (b) Koppel Steel - Oklahoma, Pennsylvania and Texas,

         (c) Parent - Kentucky,

         (d) Erlanger - Oklahoma

         (e) NK Management - Kentucky

         (f) Any other jurisdiction in which a Borrower or Guarantor is qualified to do business as a foreign corporation

17. Legal Opinion from counsel to the Companies and the Guarantors regarding Amendment No. 1 to Financing and Security Agreement and the other agreements relating thereto

SENIOR NOTE DEBT DELIVERIES

18. Payoff letter and Authorization and Acknowledgment to File Termination Statements

19. UCC terminations required by Agent

20. Release of all Mortgages/Deeds of Trust/fixture filings held pursuant to the Senior Note Indenture

21. Release of all intellectual property security interests held pursuant to the Senior Note Indenture

OTHER DELIVERIES

22. Borrowing Base Certificate

23. Certificate of property and casualty insurance with respect to the property of the Companies with evidence of Agent having been name as loss payee thereon with respect to the Collateral

24. Loss payee endorsement in favor of Agent with respect to the foregoing property and casualty insurance policies

25. Certificate of the Companies' general liability insurance with evidence of Agent having been named as additional insured thereon

26. The Fee Letter duly executed and delivered by the Companies

27. Additional Bailee Letters

28. Covenant Compliance Certificate

29. Pre-filing Authorization

30. Fee Letter

31. Such other documents as Agent may reasonably request in connection with this Amendment in form and substance satisfactory to Agent and Lenders